[LETTERHEAD OF HOMECOMINGS FINANCIAL, LLC]



                  MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE
                 WITH REGULATION AB ITEM 1122 SERVICING CRITERIA


March 5, 2007

Homecomings Financial, LLC (the "Company") has responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB that are applicable to the HFN Primary Servicing Platform (the "Platform"). As of, and for the period ending December 31, 2006 (the "Reporting Period"), the Company, has used the applicable 1122(d) servicing criteria listed below for assessing compliance:

-       1122(d)(1)(ii),(iv); 1122(d)(2)(i),(ii),(iii),(v),(vi),(vii);
        1122(d)(3)(iii),(iv);  1122(d)(4)(iv),(v),(vi),(vii),(viii),(ix),(x),
        (xi),(xii),(xiii),(xiv),(xv)

The following servicing criteria are not applicable to the Company:

-       1122(d)(1)(i),(iii); 1122(d)(2)(iv); 1122(d)(3)(i),(ii); 1122(d)(4)(i),
        (ii),(iii)

The Company has engaged certain vendors (the "Vendors") to perform specific and limited, or scripted activities, and the Company elects to take responsibility for assessing compliance with the servicing criteria applicable to the Vendors set forth below:

-       1122(d)(2)(i); 1122(d)(4)(iv)
-                     A  vendor  posts  cash   receipts   received  via  lockbox
                      submission to the Company's lockbox clearing account.

-       1122(d)(4)(xi), (xiii)
- A vendor provides certain information to the Company to assist the Company in making tax and insurance payments on behalf of certain obligors.

-       1122(d)(4)(viii)
- A vendor initiate's initial contact with borrowers via telephone for delinquent accounts.

The Company has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole. The Company has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole.

The Company has complied, in all material respects, with the applicable servicing criteria above as of and for the period ending December 31, 2006 for the asset-backed transactions listed in Appendix A taken as a whole (such transactions, collectively, the "HFN Primary Servicing Platform").

An independent registered public accounting firm has issued an attestation report on the Company's assessment of compliance with the applicable servicing criteria as of, and for the period ending December 31, 2006.

Homecomings Financial, LLC


/s/ Anthony N. Renzi
 -------------------
Anthony N. Renzi
Managing Director
Homecomings Financial, LLC

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APPENDIX A

STRUCTURED DEALS
2006-EFC1
2006-EFC2
2006-HI1
2006-HI2
2006-HI3
2006-HI4
2006-HI5
2006-HSA1
2006-HSA2
2006-HSA3
2006-HSA4
2006-HSA5
2006-KS1
2006-KS2
2006-KS3
2006-KS4
2006-KS5
2006-KS6
2006-KS7
2006-KS8
2006-KS9
2006-NC1
2006-NC2
2006-NC3
2006-QA1
2006-QA2
2006-QA3
2006-QA4
2006-QA5
2006-QA6
2006-QA7
2006-QA8
2006-QA9
2006-QA10
2006-QA11
2006-QH1
2006-QO1
2006-QO2
2006-QO3
2006-QO4
2006-QO5
2006-QO6
2006-QO7
2006-QO8
2006-QO9
2006-QO10
2006-QS1
2006-QS2
2006-QS3
2006-QS4
2006-QS5
2006-QS6
2006-QS7
2006-QS8
2006-QS9
2006-QS10
2006-QS11
2006-QS12
2006-QS13
2006-QS14
2006-QS15
2006-QS16
2006-QS17
2006-QS18
2006-RS1
2006-RS2
2006-RS3
2006-RS4
2006-RS5
2006-RS6
2006-RZ1
2006-RZ2
2006-RZ3
2006-RZ4
2006-RZ5
2006-S1
2006-S2
2006-S3
2006-S4
2006-S5
2006-S6
2006-S7
2006-S8
2006-S9
2006-S10
2006-S11
2006-S12
2006-SA1
2006-SA2
2006-SA3
2006-SA4
2006-SP1
2006-SP2
2006-SP3
2006-SP4

WHOLE LOAN DEALS
2006-HWH1
2006-HWH1A
2006-HWH2
2006-HWH7
2006-HWH9
2006-HWH10
2006-HWH11
2006-HWH15
2006-HWH16
2006-HWH17
2006-HWH20
2006-HWH21
2006-KWH1
2006-POWH3
2006-POWH8
2006-POWH12
2006-POWH13
2006-POWH13B
2006-POWH14
2006-POWH16
2006-POWH16B
2006-POWH17
2006-POWH17B
2006-POWH18
2006-POWH18B
2006-POWH19
2006-POWH20
2006-POWH21
2006-POWH22
2006-QWH8
2006-QWH20
2006-WH1
2006-WH7
2006-WH11
2006-WH12
2006-WH14A